FORM OF	Exhibit (4)(p)(1)

ADDITIONAL BENEFITS SPECIFICATIONS

GUARANTEED LIVING WITHDRAWAL BENEFIT RIDER WITH ALTERNATIVE GUARANTEED MARKET PROTECTION BENEFIT

[Marketing Name]

Covered Person:	[John Doe]

Effective Date:	[Issue Date]

Bonus Period:	A period ending after the earlier of [10] Contract Years and the Income Start Date

Bonus Rate:	[7.00]%

GLWB Annual Rider Fee Rate:	[1.25]%

The above-listed GLWB Annual Rider Fee Rate is guaranteed for the life of the Rider unless increased upon a Step-Up as described in the Rider. The GLWB Annual Rider Fee Rate will never exceed the GLWB Maximum Annual Rider Fee Rate indicated below.

GLWB Maximum Annual Rider Fee Rate:        [1.95%]

GLWB Non-Cancellation Period:                        [5 Contract Years]

Lifetime Withdrawal Percentages:

Attained Age of Covered	Benefit Percentage
or Joint Covered Person	Single Life		Joint Life
[55 – 59]	[4.00	]%	[3.60	]%
[60 – 64]	[4.50	]%	[4.10	]%
[65 – 69]	[5.50	]%	[5.10	]%
[70 – 75]	[5.75	]%	[5.35	]%
[75 – 79]	[6.00	]%	[5.60	]%
[80 – 84]	[6.25	]%	[5.85	]%
[85-89]	[6.50	]%	[6.10	]%
[90+]	[6.50	]%	[6.10	]%

Term:	[10] Contract Years

GMPB Buffer Factor:	[15%]

GMPB Purchase Payment Window:	[90 days]

GMPB Annual Rider Fee Rate:	[1.00]%

ICC21-DLIC-VA-ABPGLWMPB-02-IC	[3-E]

FORM OF	Exhibit (4)(p)(1)

GLWB Designated Investment Option Subaccount Listing:

[AB VPS Balanced Wealth Strategy

American Funds IS® Asset Allocation

American Funds IS® Global Balanced

BlackRock iShares Dynamic Allocation V.I.

BlackRock Global Allocation V.I.

Columbia VP Balanced

First Trust/Dow Jones Dividend & Income Allocation

Franklin Allocation VIP

Franklin Income VIP

Invesco Oppenheimer VI Conservative Balanced

Invesco VI Core Plus Bond

Janus Henderson VIT Balanced

JPMorgan Insurance Trust Income Builder

MFS® VIT III Conservative Allocation

MFS® VIT III Moderate Allocation

MFS® VIT Total Return

Morgan Stanley VIF Global Strategist

Putnam VT George Putnam Balanced

Putnam VT Global Asset Allocation

QS Variable Conservative Growth]

GMPB Designated Investment Option Subaccount Listing for Term:

[All available Subaccounts]

ICC21-DLIC-VA-ABPGLWMPB-02-IC	[3-E]